Exhibit 99.1

Day One Announces Oversubscribed $175.0 Million Private Placement

BRISBANE, Calif., July 30, 2024 – Day One Biopharmaceuticals, Inc. (Nasdaq: DAWN) (“Day One” or the “Company”), a commercial-stage biopharmaceutical company dedicated to developing and commercializing targeted therapies for people of all ages with life-threatening diseases, today announced it has entered into an oversubcribed securities purchase agreement for an oversubcribed private placement of its securities for gross proceeds of approximately $175.0 million, before deducting placement agent fees and other expenses.

The private placement includes participation from both new and existing investors including Fairmount, Braidwell LP, Deerfield Management, Wellington Management, Frazier Life Sciences and Access Biotechnology, as well as large investment management firms and several healthcare dedicated funds.

The private placement will be for 10,551,718 shares of common stock at a price of $14.50 per share. In lieu of shares of common stock, certain investors purchased 1,517,241 pre-funded warrants at a purchase price of $14.4999 per pre-funded warrant, which equals the purchase price per share of common stock, less the $0.0001 per share exercise price of each pre-funded warrant. The pre-funded warrants are exercisable at any time after their original issuance and will not expire.

The private placement is expected to close on August 1, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the proceeds from the private placement, together with its existing cash, cash equivalents and short-term investments, to fund investment in its commercial capabilities, continued research and development activities, potential strategic acquisitions or licensing of complementary businesses or technologies, working capital and other general corporate purposes.

J.P. Morgan, TD Cowen, Goldman Sachs & Co. LLC and Piper Sandler are acting as joint placement agents for the private placement.

The securities being issued and sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act . The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Day One has agreed to file a registration statement to register the resale of the securities within 30 days of the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Day One Biopharmaceuticals

Day One Biopharmaceuticals believes when it comes to pediatric cancer, we can do better. The Company was founded to address a critical unmet need: the dire lack of therapeutic development in pediatric cancer. Inspired by “The Day One Talk” that physicians have with patients and their families about an initial cancer diagnosis and treatment plan, Day One aims to re-envision cancer drug development and redefine what’s possible for all people living with cancer—regardless of age—starting from Day One.

Day One partners with leading clinical oncologists, families, and scientists to identify, acquire, and develop important targeted cancer treatments. The Company’s pipeline includes tovorafenib (OJEMDA™), DAY301 and a VRK1 inhibitor program.

Day One is based in Brisbane, California.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: statements regarding the closing of the private placement, registration of the shares of common stock being issued and sold in the private placement, Day One’s use of the proceeds from the private placement, Day One’s plans to develop cancer therapies, including DAY301, expectations regarding planned and current clinical trials and the ability of tovorafenib to treat pLGG or related indications.

Statements including words such as “believe,” “plan,” “continue,” “expect,” “will,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that may cause Day One’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties in this press release and other risks set forth in our filings with the Securities and Exchange Commission, including Day One’s ability to develop, obtain regulatory approval for or commercialize any product candidate, Day One’s ability to protect intellectual property, the potential impact of global business or macroeconomic conditions, including as a result of inflation, rising interest rates, instability in the global banking system, geopolitical conflicts and the sufficiency of Day One’s cash, cash equivalents and investments to fund its operations. These forward-looking statements speak only as of the date hereof and Day One specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

DAY ONE MEDIA

Laura Cooper, Head of

Communications

media@dayonebio.com

DAY ONE INVESTORS

LifeSci Advisors, PJ Kelleher

pkelleher@lifesciadvisors.com

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